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                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 1999-A

                              OFFICER'S CERTIFICATE

Banker's Trust Company                      Key Bank USA, National Association
Four Albany Street                          800 Superior Avenue, 4th Floor
New York, New York  10006                   Cleveland, Ohio  44114
ATTN: Corporate Trust & Agency Group        ATTN: Senior Vice President
      Structured Finance                    Key Education Resources
Phone: (212) 250-6501                       Phone: (216) 828-9342
Fax:  (212) 250-6439                        Fax:  (216) 828-9301.




Pursuant to Section 3.09 of the Indenture dated as of January 1,1999, between KeyCorp Student Loan Trust 1999-A, as Issuer, and Banker's Trust Company, as Indenture Trustee, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2000, through December 31, 2000, and of its performance under the Indenture has been made, and (ii) to the best of our knowledge, based on our review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.

                                    KEYCORP STUDENT LOAN TRUST 1999-A, as Issuer
                                    By:  Bank One, National Association
                                         FKA, The First National Bank of Chicago
                                         as Eligible Lender Trustee

                                    By: /s/ Jeffrrey L. Kinney
                                       -------------------------------
Date: 3/15/01                       Jeffrey L. Kinney
                                    Vice President